Exhibit 99.1



              ProAssurance Recognized as a Top Performer
                        in Ward's 2007 Survey


    BIRMINGHAM, Ala.--(BUSINESS WIRE)--July 17, 2007--ProAssurance Corporation (NYSE:PRA) is included in the 2007 Ward's 50, a prestigious list which recognizes top performing property-casualty insurance companies. ProAssurance is the only specialty medical malpractice carrier to be included in Ward's 2007 list.

    The Ward Group analyzed over 2,700 property-casualty insurance companies from 2002 to 2006 in order to identify the best performers for inclusion in the 2007 Ward's 50. These elite companies pass a number of safety and consistency screens and must achieve superior financial performance as well.

    ProAssurance's Chief Executive Officer, W. Stancil Starnes, said, "Recognition from the Ward Group is a tribute to the financial discipline and operational excellence that is the goal of every employee at ProAssurance. We believe that delivering on the promises of security and service results in a loyal policyholder base that allows us to continue to increase shareholder value."

    Jeff Rieder, the President of Ward Group, said the Ward's 50 companies have transformed themselves in order to remain competitive and efficient in a changing environment. He explained, "The best companies identify what is important to the organization and customers and focus on meeting these needs."

    Ward's said the organizational focus of top companies comes from strategies such as identifying market niches, achieving scale to support the business, ensuring distribution efficiency, and meeting key customer service points. Starnes agreed, and said a keen strategic focus has allowed ProAssurance to excel. He explained, "We've focused on the professional liability market for more than three decades. In that time, we've grown to be the largest writer of medical liability insurance across our states of operation, and a dedication to service has made us the company of choice for thousands of policyholders and the top agents in our chosen markets."

    About ProAssurance

    ProAssurance Corporation is the nation's fourth largest writer of medical professional liability insurance through our principal subsidiaries The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., Physicians Insurance Company of Wisconsin, Inc., and Red Mountain Casualty Insurance Company, Inc. We also write professional liability coverage through Woodbrook Casualty Insurance, Inc. ProAssurance is one of the 100 largest property-casualty insurance groups in the nation, based on Net Written Premium.

    Caution Regarding Forward-Looking Statements

    Any statements in this News Release that are not historical facts are specifically identified as forward-looking statements. These statements are based upon our estimates and anticipation of future events and are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, "anticipate," "believe," "estimate," "expect," "hope," "hopeful," "intend," "may," "optimistic," "potential," "preliminary," "project," "should," "will," and other analogous expressions. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as forward-looking statements as are sections of this news release clearly identified as giving our outlook on future business.

    Forward-looking statements relating to our business include among other things: statements concerning liquidity and capital requirements, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court judgment, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other matters.

    These forward-looking statements highlight significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

    -- general economic conditions, either nationally or in our market area, that are worse than anticipated;

    -- regulatory and legislative actions or decisions that adversely affect our business plans or operations;

    --  inflation and changes in the interest rate environment;

    -- performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;

    -- changes in laws or government regulations affecting medical professional liability insurance;

    --  changes to our ratings assigned by rating agencies;

    --  the effects of health care changes, including managed care;

    -- uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectibility of reinsurance and/or insurance purchased by the corporation;

    -- our expectation of coverage under insurance or reinsurance policies we sell or purchase;

    -- bad faith litigation which may arise from our involvement in the settlement of claims;

    -- post-trial motions which may produce rulings adverse to us and/or appeals we undertake that may be unsuccessful;

    -- significantly increased competition among insurance providers and related pricing weaknesses in some markets;

    -- our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

    -- the expected benefits from acquisitions may not be achieved or may be delayed longer than expected due to, among other reasons, business disruption, loss of customers and employees, increased operating costs or inability to achieve cost savings, and assumption of greater than expected liabilities;

    -- changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial
        Accounting Standards Board; and

    --  changes in our organization, compensation and benefit plans.

    You should not place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Except as required by law or regulations, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

    Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our current reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in "Item 1A, Risk Factors."



    CONTACT: ProAssurance Corporation
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             Sr. Vice President,
             Corporate Communications & Investor Relations foneil@ProAssurance.com